Exhibit 99.3

Special Meeting Proxy Card

METABASIS THERAPEUTICS, INC.

11119 North Torrey Pines Road

La Jolla, California 92037

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints and authorizes David F. Hale and Tran B. Nguyen, and each of them, with all powers of substitution and revocation as attorney and proxy to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Common Stock of Metabasis Therapeutics, Inc. held of record by the undersigned on December 22, 2009, at the Special Meeting of Stockholders of Metabasis Therapeutics, Inc., which has been called to be held on January 27, 2010 at 10:00 a.m., local time, at the offices of Cooley Godward Kronish LLP, located at 4401 Eastgate Mall, San Diego, California 92121, and at any postponements or adjournments of that meeting, upon the matters set forth on the reverse side, and, in his discretion, upon any other business that may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

1	“FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 26, 2009 (AND AS AMENDED), BY AND AMONG LIGAND PHARMACEUTICALS INCORPORATED, MOONSTONE ACQUISITION, INC., METABASIS AND METABASIS’ STOCKHOLDERS’ REPRESENTATIVE, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS PROXY.

2	“FOR” THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INCLUDED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Metabasis in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Please vote, sign, date and promptly return this proxy in the enclosed envelope which is postage-prepaid if mailed in the United States.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METABASIS THERAPEUTICS, INC.

Vote on Proposals

	For	Against	Abstain
1.

The adoption of the Agreement and Plan of Merger, dated as of October 26, 2009 (and as amended), by and among Ligand Pharmaceuticals Incorporated, Moonstone Acquisition, Inc., Metabasis, and Metabasis’ stockholders’ representative.

	☐	☐	☐

	For	Against	Abstain
2.

The adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger;

	☐	☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No
Please indicate if you plan to attend this special meeting.	☐	☐

Signature	Date	Signature (Joint Owners)	Date
[PLEASE SIGN WITHIN BOX]